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                                                                   EXHIBIT 99.01


                            RESIDUAL VALUE OBLIGATION

           QUARTERLY CERTIFICATE FOR THE QUARTER ENDED MARCH 31, 2001


The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.


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
Securitization Distribution Dates during quarter:                      January 16, 2001    February 15, 2001    March 15, 2001

Allocation Dates during quarter:                                       January 17, 2001    February 16, 2001    March 16, 2001

Payment Date during quarter:                                                                                                NA

AFCC Amount at beginning of quarter:                                                                            $  477,304,102

AFCC Amount at end of quarter:                                                                                  $  495,427,674

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ON THE PAYMENT DATE DURING THE QUARTER:

Accrued RVO Payment Amount as of the immediately preceding Allocation Date:                                     $            -

Interest accrued on Accrued RVO Payment Amount since immediately preceding
Allocation Date:                                                                                                $            -

Accrued RVO Payment Amount as of such Payment Date:                                                             $            -

Number of RVO's outstanding as of the applicable record date                                                    N/A

Payment per RVO:                                                                                                $            -

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AS OF THE FIRST ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:

        Residual Cash Flow Allocated for current period                                                         $            -

        Cumulative Residual Cash Flow not covered by allocation (to be carried forward)                         $   (7,625,461)

        Excess Litigation Reserve allocated:                                                                    $            -

RVO EXPENSES:

        Residual Cash Flow allocated to RVO Expenses:                                                           $            -

        Cumulative RVO Expenses not covered by allocation (to be carried forward):                              $            -

LITIGATION EXPENSES:

        Residual Cash Flow allocated to Litigation Expenses:                                                    $            -

        Cumulative Litigation Expenses not covered by allocation (to be carried forward):                       $      411,108



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AFCC AMOUNT:

        AFCC Amount at end of immediately preceding Allocation Date:                                            $  477,304,102

               plus: AFCC Interest added on immediately preceding Securitization
                     Distribution Date:                                                                         $    5,966,301


               less: Residual Cash Flow allocated to AFCC Amount:                                               $            -

        AFCC Amount after allocation:                                                                           $  483,270,403

ACCRUED RVO PAYMENT AMOUNT:

        Residual Cash Flow allocated to Accrued RVO Payment Amount on such
        Allocation Date:                                                                                        $            -

               plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment
                     Date on which RVO Payments were made:                                                      $            -

        Accrued RVO Payment Amount on such Allocation Date:                                                     $            -

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AS OF THE SECOND ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:


        Residual Cash Flow allocated for current period                                                         $           -

        Cumulative Residual Cash Flow not covered by allocation (to be carried forward)                         $  (9,824,154)

        Excess Litigation Reserve allocated:                                                                    $           -

RVO EXPENSES:

        Residual Cash Flow allocated to RVO Expenses:                                                           $           -

        Cumulative RVO Expenses not covered by allocation (to be carried forward):                              $           -

LITIGATION EXPENSES:

        Residual Cash Flow allocated to Litigation Expenses:                                                    $           -

        Cumulative Litigation Expenses not covered by allocation (to be carried forward):                       $     413,123

AFCC AMOUNT:

        AFCC Amount at end of immediately preceding Allocation Date:                                            $ 483,270,403

               plus: AFCC Interest added on immediately preceding Securitization
                     Distribution Date:                                                                         $   6,040,880

               less: Residual Cash Flow allocated to AFCC Amount:                                               $           -

        AFCC Amount after allocation:                                                                           $ 489,311,283

ACCRUED RVO PAYMENT AMOUNT:

        Residual Cash Flow allocated to Accrued RVO Payment Amount on such
        Allocation Date:                                                                                        $           -

               plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment
                     Date on which RVO Payments were made:                                                      $           -

        Accrued RVO Payment Amount on such Allocation Date:                                                     $           -

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AS OF THE THIRD ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:


        Residual Cash Flow allocated for current period                                                         $           -

        Cumulative Residual Cash Flow not covered by allocation (to be carried forward)                         $  (12,512,591)


        Excess Litigation Reserve allocated:                                                                    $           -

RVO EXPENSES:

        Residual Cash Flow allocated to RVO Expenses:                                                           $           -

        Cumulative RVO Expenses not covered by allocation (to be carried forward):                              $           -

LITIGATION EXPENSES:

        Residual Cash Flow allocated to Litigation Expenses:                                                    $           -

        Cumulative Litigation Expenses not covered by allocation (to be carried forward):                       $     415,040

AFCC AMOUNT:

        AFCC Amount at end of immediately preceding Allocation Date:                                            $ 489,311,283

               plus: AFCC Interest added on immediately preceding Securitization
                     Distribution Date:                                                                         $   6,116,391



               less: Residual Cash Flow allocated to AFCC Amount:                                               $           -

        AFCC Amount after allocation:                                                                           $ 495,427,674

ACCRUED RVO PAYMENT AMOUNT:

        Residual Cash Flow allocated to Accrued RVO Payment Amount on such
        Allocation Date:                                                                                        $           -

               plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment
                     Date on which RVO Payments were made:                                                      $           -

        Accrued RVO Payment Amount on such Allocation Date:                                                     $           -

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